Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2012 (except for Note 3(l) as to which the date is November 1, 2012) in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 on Form S-1, No. 333-173574) and the related Prospectus of Tengion, Inc. for the registration of 27,991,407 shares of its common stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 14, 2013